Exhibit 16.1

                                         [LOGO AND LETTERHEAD] JAMES MOORE & CO.

                                                 October 10, 2001

Mr. Philip Lacqua
R-Tec Technologies, Inc.
37 Ironica Road
Flander, NJ 07836

Dear Mr. Lacqua:

This is to confirm that the client-auditor relationship between R-Tec Technologies, Inc. (Commission File Number 333-72405) and James Moore & Co., P.L. has ceased. We have read the responses to item 304(a) in the amendment to Form 8-K filed October 10, 2001 and agree with those responses.

                                                 Sincerely,

                                                 JAMES MOORE & CO., P.L.

                                                 By: /s/ Carol Villemaire
                                                     --------------------
                                                     Carol Villemaire

CAV/dh

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 9-5
    450 Fifth Street
    Washington, D.C. 20549